UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 20, 2004
Date of Report (Date of earliest event reported)

TURBODYNE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-21391	95-4699061
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

6155 Carpinteria Avenue, Carpinteria, California	93013
(Address of principal executive offices)	(Zip Code)

(805) 684-4551
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

ITEM 5.         Other Events and Regulation FD Disclosure

On May 20, 2004, an action entitled Hofbauer vs. Turbodyne Technologies, Inc., et al. (Case No. 1157661) was filed with the Santa Barbara Superior Court. The plaintiff in the above action, Peter Hofbauer, is a former officer of Turbodyne Technologies, Inc. (the “Company”). Mr. Hofbauer alleges in his complaint that the Company failed to pay him the sum of $369,265.88 pursuant to the terms of a purported settlement agreement between Mr. Hofbauer and the Company dated May 17, 2002, allegedly made for the purpose of settling amounts owed to Mr. Hofbauer for certain services provided to the Company by Mr. Hofbauer. Mr. Hofbauer seeks: (i) damages for breach of contract in the amount of $296,088.71; (ii) prejudgment interest at a rate of 10% per annum since December 31, 2001; and (iii) attorney fees. Mr. Hofbauer subsequently made an ex parte application on May 25, 2004 to prevent the Company from making any payments or transfers pending a hearing on Mr. Hofbauer’s application for an attachment order.

The Company vigorously disputes the Hofbauer claim and filed on June 8, 2004 a motion opposing the application to attach order, setting out the Company’s counterclaims against the plaintiff in the amount of $518,977 for negligence by Mr. Hofbauer in the performance of services to the Company. The Company also disputes the validity of the alleged settlement agreement.

The Company intends to vigorously contest and defend any claim by Mr. Hofbauer that would be satisfied other than by a set-off of the Company’s claims against Mr. Hofbauer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURBODYNE TECHNOLOGIES, INC.

Date: June 14, 2004	By:	/s/ Andrew Martyn-Smith

Andrew Martyn-Smith President, Chief Executive Officer, Chief Financial Officer and Treasurer